EXHIBIT 23.1

Consent of Independent Certified Public Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88655) of BankUnited Financial Corporation of our report dated June 20, 2003 relating to the financial statements of BankUnited 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP Miami, Florida June 27, 2003